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                                                                    EXHIBIT 23.6


                       CONSENT OF AUSTIN ASSOCIATES, INC.

     We hereby consent to the inclusion of our letter addressed to the boards of directors of IBT Bancorp, Inc. and FSB Bancorp, Inc., and to the references made to such letter and to the firm, which is attached as Appendix to the Proxy Statement/Prospectus constituting part of Form S-4 of IBT Bancorp, Inc.


                                             /s/ Craig Mancinotti
                                             ------------------------------
                                             Austin Associates, Inc.


Toledo, Ohio
June 19, 2000